UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2007

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 5, 2007, the American Stock Exchange (“AMEX”) notified the Company that it has set the date for the hearing as requested by the Company for May 16, 2007. The Company had requested an oral hearing before an AMEX Qualifications Panel (the “Panel”) to appeal the delisting determination by the AMEX staff, at which hearing the Company intends to present its plan of compliance with the alleged listing deficiency.  Pending the Panel’s determination, the Company’s securities will remain trading on AMEX. In the event the Panel accepts the Company’s plan for compliance to be presented at the hearing, the Company’s stock will continue trading on the AMEX for the duration of the compliance period. Otherwise, the Company’s securities would be delisted from AMEX immediately following the hearing. In that event, the Company’s stock may continue to be listed on the OTC Bulletin Board.  There is no assurance that the Panel will accept the Company’s plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe.

Item 8.01       Other Events

On April 5, 2007 the Company issued a press release in connection with the American Stock Exchange hearing date and the Auditors Going Concern Report with was filed in the Company’s Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2007, a copy of which has been filed herewith.

On April 9, 2007 the Registrant issued a press release in connection with its growth in independent distributors for the month of March 2007, a copy of which has been filed herewith.

Item 9.01       Financial Statements and Exhibits

(d)   Exhibits

        99.1         Press Release — March Growth

        99.2         Press Release — American Stock Exchange Hearing Date

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: April 13, 2007	XELR8 HOLDINGS, INC.

	By:	/s/ John D. Pougnet
John D. Pougnet Chief Executive Officer Chief Financial Officer